UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

INTERNATIONAL SEAWAYS, INC.

(Exact Name of Registrant as Specified in Charter)

Marshall Islands	1-37836-1	98-0467117
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

(212) 578-1600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2023, International Seaways, Inc. (the “Company”) amended and restated the Rights Agreement, dated as of May 8, 2022, by and between the Company and Computershare Trust Company, N.A., as rights agent, to increase the “Acquiring Person” trigger threshold from 17.5% to 20%, extend the “Final Expiration Date” to April 10, 2026, increase the “Purchase Price” from $25 to $50 and include a qualifying offer provision with a shareholder redemption feature.

The description of the A&R Rights Agreement (as defined in Item 3.03 below) set forth in Item 3.03 below is incorporated herein by reference. A copy of the A&R Rights Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders

On May 8, 2022, International Seaways, Inc. (the “Company”) entered into a shareholder rights plan in the form of a Rights Agreement (the “Original Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent. The Original Rights Agreement was approved by the board of directors (the “Board”) of the Company on May 6, 2022. In connection with the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, no par value, of the Company (the “Common Stock”). The dividend was payable on May 19, 2022 to stockholders of record at the close of business on such date (the “Record Date”).

On April 11, 2023, the Board approved the Amended & Restated Rights Agreement (the “A&R Rights Agreement”) with Computershare Trust Company, N.A., as rights agent, which amends and restates the Original Rights Agreement in its entirety. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a purchase price of $50 per share, subject to adjustment as described in the A&R Rights Agreement (the “Purchase Price”).

In general terms, the A&R Rights Agreement implements substantially the same features and protective measures of the Original Rights Agreement (except as noted below) and includes the following revised or additional provisions:

•	extends the “Final Expiration Date” from May 7, 2023 to April 10, 2026;

•	increases the beneficial ownership threshold at which a person becomes an “Acquiring Person” from 17.5% to 20%;

•	increases the Purchase Price from $25 to $50; and

•	includes a qualifying offer provision and related stockholder redemption feature, as further described below and more specifically set forth in the A&R Rights Agreement.

The A&R Rights Agreement is designed to make it more difficult for any individual stockholder or group of stockholders to gain control of the Company through open market accumulation without paying a control premium to all stockholders or by otherwise disadvantaging other stockholders. The Board adopted the Original Rights Agreement on May 9, 2022 in response to a rapid and significant accumulation of Company Common Stock by Famatown Finance Limited (“Famatown”), an affiliate of a Company competitor, and its affiliates. Famatown’s initial Schedule 13D filed with the SEC on April 27, 2022 reported beneficial ownership by various Famatown affiliates of approximately 16.19% of the Company’s outstanding Common Stock.

The A&R Rights Agreement includes an exception for certain “qualifying offers” that would not cause the Rights to become exercisable, such as fully financed tender offers or exchange offers meeting certain terms and conditions further described below (as well as any combination of cash and stock meeting the conditions set forth in the A&R Rights Agreement for both types of offers), in any case with such offer being made in respect of all outstanding shares of the Common Stock and held open for at least ninety (90) business days. This qualifying offer exception is designed to allow for bona fide offers of cash and/or stock while still ensuring that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and guarding against abusive tactics to gain control of the Company without paying all shareholders a premium for that control.

The Rights are issued pursuant to the A&R Rights Agreement. The following is a summary of the principal terms of the A&R Rights Agreement. The following summary is a general description only and is qualified in its entirety by the full text of the A&R Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the A&R Rights Agreement is available free of charge from the Company upon request.

The Rights

Currently, the Rights trade with, and are inseparable from, the Common Stock. The Rights are evidenced by the same stock certificates as the Common Stock (or the balances in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock) and not by separate certificates (any such certificates, the “Rights Certificates”). The Rights will accompany all new shares of Common Stock the Company may issue in the future, as long as the A&R Rights Agreement remains in effect.

Each Right will allow its holder to purchase Common Stock from the Company having a value (as determined pursuant to the A&R Rights Agreement) equal to two times the exercise price of the Right, once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability

The Rights will not be exercisable until ten (10) business days after (a) the public announcement that a person or group has become an Acquiring Person by obtaining beneficial ownership of 20% or more of the Company’s outstanding Common Stock, (b) the Board becomes aware of the existence of an Acquiring Person (the “Stock Acquisition Date”) or (c) the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person becoming an Acquiring Person. For purposes of the A&R Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, (i) the Rights will be evidenced by the Common Stock certificates or the balances in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock, as applicable, (ii) any confirmation or written notices sent to holders of Common Stock in book-entry form and any new Common Stock certificates issued after the Rights Record Date will contain a notation incorporating the A&R Rights Agreement by reference and (iii) the transfer of Common Stock outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock. The Company reserves the right to require prior to the occurrence of a Flip In or Flip Over (as discussed below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued.

Consequences of a Person or Group Becoming an Acquiring Person

Flip In. In the event that a person becomes an Acquiring Person, (i) each holder of a Right, other than Rights that are or were beneficially owned by an Acquiring Person (or an Affiliate or Associate thereof (as such terms are defined in the A&R Rights Agreement)), will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (as determined pursuant to the A&R Rights Agreement) equal to two times the exercise price of the Right and (ii) all Rights that are, or (under certain circumstances specified in the A&R Rights Agreement) were, beneficially owned by any Acquiring Person or Affiliates or Associates thereof will be null and void.

Flip Over. In the event that a person becomes an Acquiring Person and (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged or (iii) 50% or more of the Company’s assets (measured by book value), cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a value equal to two times the exercise price of the Right.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Common Stock, our Board of Directors may exchange all or part of the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

Expiration

The Rights will expire no later than April 10, 2026, unless the A&R Rights Agreement is earlier terminated or such date is extended or the Rights are earlier redeemed or exchanged by the Company.

Redemption

At any time prior to the earlier of (i) the Stock Acquisition Date (or, if the Stock Acquisition Date has occurred prior to the Rights Record Date, the Rights Record Date) and (ii) the expiration date of the A&R Rights Agreement, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) or amend the A&R Rights Agreement to change the expiration date to another date, including without limitation an earlier date. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Qualifying Offer

The Rights would also not interfere with any fully financed tender offer, exchange offer of common stock of the offeror meeting certain terms and conditions further described below, or a combination thereof, in each case for all outstanding shares of our Common Stock at the same per share consideration, remaining open for a minimum of ninety (90) business days, subject to a minimum condition of acceptance by a majority of the outstanding shares of our Common Stock and providing for a twenty (20)-business day “subsequent offering period” after consummation (such offers, as determined by a majority of independent directors, are referred to as “qualifying offers”).

If an offer includes shares of common stock of the offeror, the Rights would not interfere with such offer if:

•	any non-cash consideration consists solely of freely-tradeable common stock of a publicly traded corporation;

•	such common stock is listed or admitted to trading on the New York Stock Exchange, Nasdaq Global Select Market or Nasdaq Global Market;

•	the offeror has already received stockholder approval to issue such common stock prior to the commencement of such offer or no such approval is or will be required;

•	the offeror has no other class of voting stock outstanding at the time of the commencement, during the term or upon completion of such offer; and

•	the offeror meets the registrant eligibility requirements for use of a registration statement on Form S-3 (or its equivalent for foreign private issuers) for registering securities under the Securities Act of 1933, as amended, including the filing of all reports required to be filed pursuant to the Exchange Act in a timely manner during the twelve (12) calendar months prior to the date of commencement, and throughout the term, of such offer.

In the event the Company receives a qualifying offer and the Board of Directors has not redeemed the Rights prior to the consummation of such offer, or called a special meeting for stockholders to vote on whether to exempt the qualifying offer from the terms of the A&R Rights Agreement within ninety (90) business days following the commencement of such offer, and if, within ninety (90) to one hundred and twenty (120) business days following commencement of such qualifying offer, the Company receives a notice in compliance with the A&R Rights Agreement from holders of record (or their duly authorized proxy) of at least 10% of the Common Stock (excluding shares beneficially owned by the offeror and its affiliates and associates) requesting a special meeting to vote on a resolution to exempt the qualifying offer (the “Qualifying Offer Resolution”) from the terms of the A&R Rights Agreement, then the Board must call and hold such a special meeting by the ninetieth (90th) business day following receipt of the stockholder notice (the “Outside Meeting Date”). If prior to holding a vote on the Qualifying Offer Resolution at the special meeting, the Company enters into an agreement conditioned on the approval by holders of a majority of the outstanding Common Stock with respect to a share exchange, one-step merger, tender offer and back-end merger, consolidation, recapitalization, reorganization, business combination or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of the Company’s consolidated total assets or earning power, the Outside Meeting Date may be extended by the Board so that stockholders vote on whether to exempt the qualifying offer at the same time as they vote on such agreement.

If the Board does not hold the special meeting of stockholders by the Outside Meeting Date to vote on the exemption of the qualifying offer, the qualifying offer will be deemed exempt from the A&R Rights Agreement ten (10) business days after the Outside Meeting Date. If the Board does hold a special meeting and stockholders vote at such meeting in favor of exempting the qualifying offer from the terms of the A&R Rights Agreement, the qualifying offer will be deemed exempt from the A&R Rights Agreement ten (10) business days after the votes are certified as official by the inspector of elections. Subject to the terms of the A&R Rights Agreement, the consummation of the qualifying offer will not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

Anti-Dilution

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

Amendments

Any of the provisions of the A&R Rights Agreement may be amended by the Board prior to the Stock Acquisition Date. After the Stock Acquisition Date, the provisions of the A&R Rights Agreement may only be amended by the Board in order to cure any ambiguity, to correct any defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights.

The A&R Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated as of April 11, 2023, between International Seaways, Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, which includes the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: April 11, 2023	By:	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel